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                                                                   Exhibit 1(b)


                 UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS OF
              PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA



        In accordance with Section 141(F) of the Delaware General Corporation Law, the undersigned Directors of Providentmutual Life and Annuity Company of America do hereby consent as set forth below:

          WHEREAS, the Board of Directors of Providentmutual Life and Annuity Company of America ("PLACA") established the PROVIDENTMUTUAL VARIABLE ANNUITY SEPARATE ACCOUNT ("Annuity Account") on May 9, 1991 pursuant to the provisions of Section 406.2 of the Pennsylvania Insurance Code; and

          WHEREAS, PLACA has redomesticated as a Delaware Insurance Company and is now subject to regulation by the Delaware Insurance Department; and

          WHEREAS, the Annuity Account is now subject to and conforms with the provisions of Section 2932 of the Delaware Insurance Code; and

          WHEREAS, the Annuity Account has six subaccounts - Growth; Money Market; Bond; Managed; Aggressive Growth and International; and

          WHEREAS, PLACA now desires to establish additional subaccounts, each of which will invest in shares of a designated mutual fund portfolio and to which net premiums under the contracts shall be allocated in accordance with instructions received from owners of the contracts;

          NOW, BE IT RESOLVED, that Providentmutual Life and Annuity Company of America pursuant to the provisions of Section 2932 of the Delaware Insurance Code hereby does establish and create the following additional investment Subaccounts of the Annuity Account: FIDELITY GROWTH SUBACCOUNT; FIDELITY EQUITY-INCOME SUBACCOUNT; FIDELITY INDEX 500 SUBACCOUNT; FIDELITY HIGH INCOME BOND SUBACCOUNT; FIDELITY ASSET MANAGER SUBACCOUNT; SCUDDER BOND SUBACCOUNT; QUEST FOR VALUE EQUITY SUBACCOUNT; QUEST FOR VALUE MANAGED SUBACCOUNT; QUEST FOR VALUE SMALL CAP SUBACCOUNT; AND DREYFUS ZERO COUPON 2000 SUBACCOUNT;


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          FURTHER RESOLVED that the President or a Vice President be, and hereby are authorized to take all necessary and appropriate action to enter into agreements for the sale of shares and to take such other actions and execute such other agreements as they deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 7th day of June, 1993.


/s/ L. J. Rowell, Jr.                        /s/ Stanley R. Reber
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L. J. Rowell, Jr.                            Stanley R. Reber

/s/ John R. McClelland                       /s/ Robert S. Johnson
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John R. McClelland                           Robert S. Johnson


/s/ Gerald B. Beam                           /s/ George R. Lambert
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Gerald B. Beam                               George R. Lambert


/s/ Alfred F. Wilmouth
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Alfred F. Wilmouth